Exhibit 10.3
EXECUTION VERSION

ADMINISTRATION AGREEMENT
between
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2,
as Issuer,
SANTANDER CONSUMER USA INC.,
as Administrator
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Owner Trustee
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee
Dated as of September 5, 2007

 i

     THIS ADMINISTRATION AGREEMENT (this “Agreement”) dated as of September 5, 2007, is between SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2, a Delaware statutory trust (the “Issuer”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee of the Issuer (the “Owner Trustee”), SANTANDER CONSUMER USA INC., an Illinois corporation, as administrator (“Santander Consumer” or the “Administrator”), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (the “Sale and Servicing Agreement”) by and between Santander Drive Auto Receivables LLC, as seller, the Issuer, the Administrator, as servicer, and the Indenture Trustee, as indenture trustee.
W I T N E S S E T H :
     WHEREAS, the Issuer has issued the Notes pursuant to the Indenture and has entered into certain agreements in connection therewith, including, (i) the Sale and Servicing Agreement, (ii) the Indenture, (iii) the Note Depository Agreement, (iv) the Trust Agreement, (v) the Interest Rate Swap Agreement, (vi) the Intercreditor Agreement, (vii) each reimbursement agreement relating to each Reserve Account Letter of Credit, and (viii) the Insurance Agreement (each of the agreements referred to in clauses (i) through (viii) are referred to herein collectively as the “Issuer Documents”);
     WHEREAS, to secure payment of the Notes, the Issuer has pledged the Collateral to the Indenture Trustee pursuant to the Indenture;
     WHEREAS, pursuant to the Issuer Documents, the Issuer and the Owner Trustee are required to perform certain duties;
     WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee (in its capacity as Owner Trustee), and to provide such additional services consistent with this Agreement and the Issuer Documents as the Issuer may from time to time request;
     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;
     NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
     1. Duties of the Administrator.
     (a) Duties with Respect to the Issuer Documents. The Administrator shall perform all of its duties as Administrator under this Agreement, all duties expressly assigned to it under the Issuer Documents and the duties and obligations of the Issuer and the Owner Trustee (if any) under the Issuer Documents; provided, however, except as otherwise provided in the Issuer Documents, that the Administrator shall have no obligation to make any payment required to be made by the Issuer under any Issuer Document. In addition, the Administrator shall consult with the Issuer, the Indenture Trustee, the Insurer and the Owner Trustee regarding its duties and obligations under the Issuer Documents. The Administrator shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Issuer, the Indenture Trustee, the Insurer and the Owner Trustee when action is necessary to comply with the Issuer’s and the Owner Trustee’s duties and obligations under the Issuer Documents. The Administrator shall perform such calculations, shall execute and deliver all Issuer Orders and Officer’s Certificates required of the Issuer under the Issuer Documents and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, opinions, financial statements and accounting books and records as it shall be the duty of the Issuer or the Owner Trustee (in its capacity as owner trustee) to prepare, file or deliver pursuant to the Issuer Documents or under state and federal tax and securities laws. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer and the Owner Trustee (in its capacity as owner trustee) to take pursuant to the Issuer Documents, including, without limitation, pursuant to Section 5.4 (with respect to the preparation and filing of tax returns) of the Trust Agreement, and shall prepare and execute on behalf of the Issuer or obtain from the appropriate party all such documents, reports, filings, instruments, notices, certificates and opinions as it shall be the duty of the Issuer to prepare, file, obtain or deliver pursuant to the Issuer Documents or otherwise by law. The Administrator, on behalf of the Issuer, shall monitor, apply for, obtain and maintain all licenses, permits, registrations, foreign qualifications, regulatory approvals and consents required in connection with the conduct of the Issuer’s business and activities. Upon written request, the Owner Trustee shall execute and deliver to Santander Consumer a limited power of attorney appointing Santander Consumer as the Issuer’s agent and attorney-in-fact to prepare, or cause to be prepared, executed and delivered all such documents, reports, filings, instruments, certificates and opinions.
     (b) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, take any action that the Issuer directs the Administrator not to take nor which would result in a violation or breach of the Issuer’s covenants, agreements or obligations under any of the Issuer Documents.
     (c) Non-Ministerial Matters; Exceptions to Administrator Duties.
     (i) Notwithstanding anything to the contrary in this Agreement, with respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless, within a reasonable time before the taking of such action, the Administrator shall have notified the Issuer of the proposed action and the Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

     (A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;
     (B) the appointment of successor Note Registrars, successor Paying Agents, successor Indenture Trustees, successor Administrators, successor Owner Trustees, successor Swap Providers or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and
     (C) the removal of the Indenture Trustee.
     (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Transaction Documents, (y) except as provided in the Transaction Documents, sell the Trust Estate or (z) take any other action that the Issuer or the Issuer directs the Administrator not to take on its behalf.
     (d) In accordance with Section 6.7 of the Sale and Servicing Agreement, in the event that (i) a Servicer Termination Event has occurred and is continuing or (ii) Banco Santander, S.A. fails to maintain (a) a credit rating on its short-term unsecured debt of at least “A-1+” by S&P and at least “Prime-1” by Moody’s and (b) a long-term rating of at least “A-” by S&P and “A3” by Moody’s, and if the Controlling Party so directs the Issuer, the Administrator shall appoint, or shall cause the Issuer to appoint, a backup servicer reasonably acceptable to the Controlling Party.
     2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Seller, the Insurer and the Indenture Trustee at any time during normal business hours. The Administrator shall furnish to the Owner Trustee, the Indenture Trustee and the Insurer from time to time such additional information regarding the Issuer or the Issuer Documents as the Owner Trustee, the Indenture Trustee or the Insurer shall reasonably request.
     3. Compensation; Payment of Fees and Expenses. As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to receive $2,500 annually which shall be solely an obligation of the Servicer. The Administrator shall pay all expenses incurred by it in connection with its activities hereunder.
     4. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or to represent the Issuer in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuer.
     5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and the Issuer as members of any partnership, joint venture, association, syndicate,

unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
     6. Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.
     7. Representations and Warranties of the Administrator. The Administrator represents and warrants to the Issuer, the Owner Trustee, the Insurer and the Indenture Trustee as follows:
     (a) Existence and Power. The Administrator is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or affect the enforceability or collectibility of the Contracts or any other part of the Collateral. The Administrator has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Administrator to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Contracts or any other part of the Collateral.
     (b) Authorization and No Contravention. The execution, delivery and performance by the Administrator of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Administrator and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Administrator is a party by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Administrator’s ability to perform its obligations under, the Transaction Documents).
     (c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Administrator of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Contracts or any other part of the Collateral or would not materially and adversely affect the ability of the Administrator to perform its obligations under the Transaction Documents.

     (d) Binding Effect. Each Transaction Document to which the Administrator is a party constitutes the legal, valid and binding obligation of the Administrator enforceable against the Administrator in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     8. Administrator Termination Events; Termination of the Administrator.
     (a) Subject to clauses (d) and (e) below, the Administrator may resign its duties hereunder by providing the Issuer and the Insurer with at least sixty (60) days’ prior written notice.
     (b) Subject to clauses (d) and (e) below, the Issuer may remove the Administrator without cause by providing the Administrator and the Insurer with at least sixty (60) days’ prior written notice.
     (c) The occurrence of any one of the following events (each, an “Administrator Termination Event”) shall also entitle the Issuer, subject to Section 19 hereof, to terminate and replace the Administrator:
     (i) any failure by the Administrator to deliver or cause to be delivered any required payment to the Indenture Trustee, the Insurer or the Swap Provider which failure continues unremedied for one Business Day after discovery thereof by a Responsible Officer of the Administrator or receipt by the Administrator of written notice thereof from the Indenture Trustee, the Insurer or Noteholders evidencing at least 25% of Outstanding Notes, voting together as a single class;
     (ii) any failure by the Administrator to duly observe or perform in any material respect any other of its covenants or agreements in this Agreement, which failure materially and adversely affects the rights of the Issuer, the Insurer or the Noteholders, and which continues unremedied for 30 days after discovery thereof by a Responsible Officer of the Administrator or receipt by the Administrator of written notice thereof from the Indenture Trustee, the Insurer or Noteholders evidencing at least 25% of Outstanding Notes, voting together as a single class;
     (iii) any representation or warranty of the Administrator made in any Transaction Document to which the Administrator is a party or by which it is bound or any certificate delivered pursuant to this Agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer, the Insurer or the Noteholders, and which failure continues unremedied for 30 days after discovery thereof by a Responsible Officer of the Administrator or receipt by the Administrator of written notice thereof from the Indenture Trustee, the Insurer or Noteholders evidencing at least 25% of Outstanding Notes, voting together as a single class (it being understood that any repurchase of a Receivable by Santander Consumer pursuant to Section 3.3 of the Contribution Agreement, by the Seller pursuant to Section 2.3 of the Sale and Servicing Agreement or by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable); or
     (d) the Administrator suffers a Bankruptcy Event.
     (e) If an Administrator Termination Event shall have occurred, the Issuer may, subject to Section 19 hereof, by notice given to the Administrator, the Insurer and the Owner Trustee, terminate all or a portion of the rights and powers of the Administrator under this Agreement, including the rights of the Administrator to receive the annual fee for services hereunder for all periods following such termination; provided, however that such termination shall not become effective until such time as the Issuer, subject to Section 19 hereof, shall have appointed a successor Administrator acceptable to the Insurer in the manner set forth below. Upon any such termination, all rights, powers, duties and responsibilities of the Administrator under this Agreement shall vest in and be assumed by any successor Administrator appointed by the Issuer, subject to Section 19 hereof, pursuant to an administration agreement between the Issuer and such successor Administrator, containing substantially the same provisions as this Agreement (including with respect to the compensation of such successor Administrator), and the successor Administrator is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Administrator, as attorney-in-fact or otherwise, all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption. Further, in such event, the Administrator shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the administration of the Issuer to the new Administrator.
     (f) The Issuer, subject to Section 19 hereof, may with the prior written consent of the Insurer waive in writing any Administrator Termination Event by the Administrator in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past Administrator Termination Event, such Administrator Termination Event shall cease to exist, and any Administrator Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Administrator Termination Event or impair any right consequent thereon.
     9. Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8, or the removal of the Administrator pursuant to Section 8, the Administrator shall be entitled to be paid by the Servicer all fees and reimbursable expenses accruing to it to the date of such termination or removal.
     10. Liens. The Administrator will not directly or indirectly create, allow or suffer to exist any Lien on the Collateral other than Permitted Liens.
     11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Administrator, to:

Santander Consumer USA Inc. 8585 North Stemmons Freeway Suite 1100-N Dallas, Texas 75247 Attention: Jim W. Moore Telephone: (214) 634-1110 Facsimile: (214) 237-3570

(b)	if to the Issuer, to:

Santander Drive Auto Receivables Trust 2007-2
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Attention: Mildred F. Smith
Telephone: (302) 576-3703
Facsimile: (302) 576-3717

(c)	if to the Owner Trustee, to:

U.S. Bank Trust National Association 300 Delaware Avenue, 9th Floor Wilmington, DE 19801 Attention: Mildred F. Smith Telephone: (302) 576-3703 Facsimile: (302) 576-3717

(d)	if to the Indenture Trustee, to:

Wells Fargo Bank, National Association
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Services – Asset-Backed
Administration/Santander Drive Auto 2007-2
Telephone: (612) 667-8058
Facsimile: (612) 667-3464

(e)	if to the Insurer, to:

MBIA Insurance Corporation 113 King Street Armonk, NY 10504

Attention: Insured Portfolio Management – Asset-Backed Finance (IPM-SF) Santander Drive Auto Receivables Trust 2007-2 Telephone: (914) 273-4545 Facsimile: (914) 765-3810
or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid or hand-delivered to the address of such party as provided above.
     12. Amendments.
     (a) Any term or provision of this Agreement may be amended by the Administrator, with the prior written consent of the Insurer, without the consent of the Indenture Trustee, any Noteholder, the Issuer or the Owner Trustee (subject to Section 12(e) below); provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Insurer materially and adversely affect the interests of the Noteholders; provided, further, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no Opinion of Counsel shall be required, if the Rating Agency Condition is satisfied with respect to such amendment.
     (b) Any term or provision of this Agreement may be amended by the Administrator, with the prior written consent of the Insurer, but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee (subject to Section 12(e) below) or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Seller, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.
     (c) This Agreement may also be amended from time to time by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Insurer and the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Outstanding Notes, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.
     (d) Prior to the execution of any such amendment, the Administrator shall provide written notification of the substance of such amendment to each Rating Agency,

the Insurer and the Owner Trustee; and promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent to each Rating Agency, the Owner Trustee, the Insurer and the Indenture Trustee.
     (e) Prior to the execution of any amendment to this Agreement, the Issuer, the Owner Trustee, the Insurer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would expand the Owner Trustee’s duties or adversely affect the Owner Trustee’s rights, duties or obligations under this Agreement, the Transaction Documents or otherwise or the Administrator’s duties and obligations under Section 1 of this Agreement, without the prior written consent of the Owner Trustee.
     13. Governing Law; Submission to Jurisdiction.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     (b) Each of the parties hereto hereby irrevocably and unconditionally:
     (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11 of this Agreement; and

     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
     14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
     16. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
     17. Not Applicable to Santander Consumer in Other Capacities. Nothing in this Agreement shall affect any obligation Santander Consumer may have in any other capacity. Notwithstanding anything in the Issuer Documents to the contrary, if Santander Consumer is removed as Servicer pursuant to Section 7.1 of the Sale and Servicing Agreement, Santander Consumer shall remain obligated to perform the administrative duties of the Owner Trustee under the Issuer Documents in accordance with Section 1(a) hereof, unless the Owner Trustee has contracted with a third party acceptable to the Controlling Party to discharge such duties, in accordance with Section 6.2 of the Trust Agreement. Santander Consumer agrees to provide the indemnification of the Owner Trustee pursuant to Section 6.2 of the Sale and Servicing Agreement and agrees that this indemnity will survive the termination of Santander Consumer as Servicer under the Sale and Servicing Agreement.
     18. Benefits of the Administration Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder, the Owner Trustee, any separate trustee or co-trustee appointed under Section 6.10 of the Indenture, the Insurer and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Agreement. For the avoidance of doubt, the Owner Trustee and the Insurer are third party beneficiaries of this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were a party hereto.
     19. Assignment. Each party hereto hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Insurer of all of the Issuer’s rights under this Agreement. In addition, the Administrator hereby acknowledges and agrees that for so long as any Notes are outstanding, the Indenture Trustee will have the right to exercise all waivers and consents, rights, remedies, powers, privileges and claims of the Issuer under this Agreement.

     20. Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
     21. Limitation of Liability. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.
     22. Limitation of Rights. (a) All of the rights of the Insurer in, to and under this Agreement (including, but not limited to, all of the Insurer’s rights as a third party beneficiary of this Agreement and all of the Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Insurer.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2 By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:	/s/ Nicole Poole
Name:	Nicole Poole
Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee
By:	/s/ Nicole Poole
Name:	Nicole Poole
Title:	Vice President

SANTANDER CONSUMER USA INC., as Administrator

By:	/s/ Jim W. Moore
Name:	Jim W. Moore
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Marianna C. Stershic
Name:	Marianna C. Stershic
Title:	Vice President

Joinder of Servicer:
SANTANDER CONSUMER USA INC., as Servicer, joins in this Agreement solely for purposes of Section 3.

SANTANDER CONSUMER USA INC., as Servicer
By:	/s/ Jim W. Moore
Name:	Jim W. Moore
Title:	Vice President

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